UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
December 12, 2017

Cabot Microelectronics Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-30205	36-4324765
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

870 North Commons Drive, Aurora, Illinois	60504
(Address of principal executive offices)	(Zip Code)

(630) 375-6631
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).      Emerging growth company                    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CFO Appointment; CFO Retirement and Transition

On December 12, 2017, Cabot Microelectronics Corporation (the "Corporation") announced the appointment of Scott D. Beamer as the Corporation's Vice President and Chief Financial Officer, effective as of January 15, 2018 ("Effective Date"), and the intention of William S. Johnson, the Corporation's Executive Vice President and current Chief Financial Officer, to retire. Upon the effective date of Mr. Beamer's appointment, Mr. Johnson will resign as an officer of the Corporation and will perform transition responsibilities for the Corporation until he retires from employment on January 5, 2019 (the "Retirement Date").

Mr. Beamer, age 46, has served as Vice President and Chief Financial Officer of Stepan Company from August 2013 to the present. From January 2012 until June 2013, he served as Assistant Corporate Controller at PPG Industries, Inc. From June 2008 until December 2011, he served as Chief Financial Officer and Director of Finance - PPG Europe at PPG Industries, Inc.

In the role of Vice President and Chief Financial Officer of the Corporation, Mr. Beamer will receive an annual base salary of $400,000 and will be eligible to receive an annual cash bonus under the Corporation's Short-Term Incentive Program ("STIP") with a target of 65% of his base salary. In addition, in connection with the commencement of Mr. Beamer's employment with the Corporation, he will receive a sign-on cash bonus equal to $100,000, which will be subject to forfeiture on a pro rata basis in the event that Mr. Beamer's employment is terminated by the Corporation due to conduct or performance reasons or if Mr. Beamer voluntarily resigns, in each case, within 12 months of the date of his appointment. Mr. Beamer and the Corporation will enter into the Corporation's standard Change in Control Severance Protection Agreement, pursuant to which he would be entitled to receive severance benefits equal to two times his base salary and bonus, and continuation of health and welfare benefits, in the event of certain terminations of his employment.

On the Effective Date, Mr. Beamer will receive a sign-on award of approximately 13,852 restricted stock units ("RSUs") pursuant to the Cabot Microelectronics Corporation 2012 Omnibus Incentive Plan, as amended (the "OIP"), which will vest ratably over a four-year period on each anniversary of the Effective Date. Mr. Beamer will also receive, on the Effective Date, (i) 2018 fiscal year awards consisting of approximately 2,200 RSUs and a non-qualified option to purchase approximately 7,400 shares of the Corporation's common stock, each of which will vest ratably over a four-year period on each anniversary of the Effective Date, and (ii) a prorated performance share unit ("PSU") award for the performance period beginning October 1, 2017 and ending September 30, 2020, corresponding to approximately 3,000 PSUs at target, according to the same performance requirements and terms for the PSUs granted in fiscal year 2018 as previously disclosed by the Corporation. The actual size of the sign-on RSU award, fiscal year 2018 RSU and non-qualified stock option awards, and prorated PSU award to be granted to Mr. Beamer on the Effective Date will be calculated based on the average closing price of a share of the Corporation's common stock in the 50 days preceding the Effective Date. All of the OIP awards to be granted to Mr. Beamer on the Effective Date will be subject to other terms and conditions that are generally consistent with the terms and conditions applicable to the RSU, stock option and PSU awards granted to the Corporation's other executive officers.

As of the Effective Date, Mr. Johnson will become a Senior Advisor, continuing to report to the Corporation's Chief Executive Officer. Mr. Johnson's responsibilities as Senior Advisor will include helping transition business relationships to his successor and supporting the Corporation's significant financial projects. While in this role, as of January 31, 2018, Mr. Johnson will receive a base salary of $16,512.50 per month and will continue to be eligible for the employee benefit plans that the Corporation generally makes available to its U.S.-based employees.

Following the Retirement Date, in connection with Mr. Johnson's planned resignation and retirement and in consideration of a release of claims from Mr. Johnson and his agreement to abide by certain non-competition, non-solicitation, non-disparagement and confidentiality covenants, he will receive a cash payment equal to one year of his current base salary ($396,300).  The terms described above will be set forth in a General Release, Waiver and Covenant Not to Sue, which will be executed by Mr. Johnson on the Retirement Date.

Mr. Johnson will not receive any STIP or long-term equity incentive awards pursuant to the OIP with respect to the 2018 fiscal year or any future years. Mr. Johnson's currently outstanding non-qualified stock option, restricted stock, and RSU grants and awards under the OIP will remain outstanding in accordance with their terms until the Retirement Date and will be subject to any retirement provisions thereunder on the Retirement Date. Mr. Johnson will forfeit any non-qualified stock options and shares of restricted stock or RSUs that remain unvested in accordance with their terms as of the Retirement Date. Mr. Johnson's vested non-qualified stock options will remain exercisable until their respective expiration dates.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1
Press release, dated December 12, 2017, entitled "Cabot Microelectronics Corporation Announces Appointment of Scott D. Beamer as Vice President and Chief Financial Officer, and Retirement of William S. Johnson."

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABOT MICROELECTRONICS CORPORATION
[Registrant]

Date: December 12, 2017	By:	/s/ WILLIAM S. JOHNSON
William S. Johnson
Executive Vice President and Chief Financial Officer
[Principal Financial Officer]

EXHIBIT INDEX
Exhibit Number	Description
99.1
Press release, dated December 12, 2017, entitled "Cabot Microelectronics Corporation Announces Appointment of Scott D. Beamer as Vice President and Chief Financial Officer, and Retirement of William S. Johnson."